EXHIBIT 10.5
                    CONSULTING AGREEMENT WITH CRAIG GROSSMAN


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EXHIBIT 10.5
                        INDEPENDENT CONSULTANT AGREEMENT

         THIS CONSULTING AGREEMENT (hereinafter referred to as the "Agreement") is made effective the 1st day of December, 2006, by and between Environmental Service Professionals, Inc., a Nevada corporation (the "Parent"), Pacific Environmental Sampling, Inc., a California corporation (the "Company") and Craig Grossman of 1444 Edwards Drive, Point Roberts, Washington 98281, herein after referred to as the "Consultant", with respect to the following facts:

                                     RECITAL

         WHEREAS, the Company is in the business of providing environmental services for the purposes of mold and moisture assessment and management, and in the conduct of such business desires to have the services listed in EXHIBIT A performed by the Consultant.

         WHEREAS, the Consultant has the necessary education, training, and/or expertise to perform these services desired by the Company, and further has an understanding of the Company's business to fully provide such services; and,

         WHEREAS, the Consultant will dedicate sufficient time to ESP as needed, in terms of the agreement the consultant is retained on a non-exclusive basis; and,

         WHEREAS, the Consultant agrees to perform these services (hereinafter referred to as the "Consulting Services") for the Company under the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the Parent, the Company and the Consultant hereto covenant and agree as follows:

                       SECTION 1. ENGAGEMENT OF CONSULTANT

         The Company hereby engages Consultant to assist Company by performing the services discussed herein, as described in EXHIBIT A hereto, and the Consultant hereby accepts such engagement, upon the terms and conditions set forth in this Agreement.

                          SECTION 2. TERM OF AGREEMENT

         This Agreement shall have an initial term of one (1) year (hereinafter referred to as the "Consulting Period"), from the effective date hereof or until terminated pursuant to Section Four (4) hereunder.


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                             SECTION 3. COMPENSATION

         The Company shall pay the Consultant as described in EXHIBIT B.

               SECTION 4. TERMINATION OF AGREEMENT BY THE COMPANY

         Notwithstanding anything to the contrary contained in this Agreement hereunder, Company may terminate this Agreement if any of the following events occur:

         A. FAILURE TO FOLLOW INSTRUCTIONS. The Company can terminate this Agreement if Consultant fails to follow Company's instructions. Company must inform Consultant that Consultant's actions or inactions are unacceptable and give Consultant fifteen (15) normal business days to comply with Company's instructions. If Consultant fails to comply, or at a later date makes the same unacceptable action or inaction, Consultant may immediately be terminated hereunder by Company's delivery of an applicable written "Notice of Termination" to Consultant.

         B. BREACH OF CONSULTANT'S DUTIES. The Company can immediately terminate this Agreement if Consultant's actions or conduct would make it unreasonable to require Company to retain Consultant. Such acts include, but are not limited to, dishonesty, illegal activities, and/ or activities harmful to the reputation of the Company;

         C. SALE OF COMPANY'S ASSETS. The sale of substantially all of Company's assets to a single purchaser or group of associated purchasers with sixty (60) calendar days notice;

         D. TERMINATION OF COMPANY'S BUSINESS. Company's bona fide decision to terminate its business and liquidate its assets with sixty (60) calendar days notice;

         E. MERGER OR CONSOLIDATION. The merger or consolidation of Company with a third party with sixty (60) calendar days notice; or

         F. MUTUAL AGREEMENT. At any time by mutual agreement in writing between Company and Consultant.

              SECTION 5. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         In connection with the Agreement, the Company or the Parent (each a "Disclosing Party") may disclose to Consultant certain information related to the Disclosing Party's operations or business (the "Confidential Information"). Consultant will not utilize any Confidential Information received from the Disclosing Party for any purpose other than for the benefit of the Disclosing Party or in order to facilitate the transactions contemplated by this Agreement. Consultant will not utilize the Confidential Information provided to it by the Disclosing Party to compete with the Disclosing Party, nor will Consultant engage in reverse engineering of the Disclosing Party's Confidential Information or any other conduct which would directly or indirectly result in Consultant misappropriating or improperly utilizing the rights, property, assets, or


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Confidential  Information of the Disclosing Party.  Consultant will not disclose the  Confidential  Information  to any third party  without  the  express  prior
written  consent  of  the  Disclosing   Party.   Consultant  will  maintain  the
confidentiality of such Confidential Information using at least the same degree of care customarily used by Consultant to protect his or her own Confidential Information, but under no circumstances will Consultant use less than a reasonable degree of care. At the time of the termination of this Agreement (for any reason), Consultant will return all Confidential Information provided by the Disclosing Party to Consultant. The Disclosing Party will retain ownership of all its Confidential Information, whether or not disclosed to Consultant.

         In consideration for the Company entering into this Agreement, the Consultant agrees that the following items, among others, are and shall remain the sole property of the Company, are secret, confidential, unique, valuable and were developed by Company at great cost and over a long period of time. Disclosure of any of the items to anyone other than Company's officers, agents, or authorized employees shall cause Company irreparable injury:

         A. Non-public financial information, accounting information, plans of operations, possible mergers, or acquisitions prior to the public announcement;

         B. Customer lists, franchise lists, partner and co-venturer lists, other business relationships of the Parent Company, call lists, and other confidential customer, supplier, and other business relationship data;

         C. Memoranda, notes, records concerning the technical processes and marketing strategies conducted by Company;

         D. Sketches, plans, drawings, and other confidential research and development data;

         E. Manufacturing processes, chemical formula, and the composition of Company's products; or

         F. Any digital or intellectual property owned by Company

         Consultant further agrees that all methods and programs developed in the course of delivering services pursuant to this Agreement are the property of the Company and will be treated on a confidential basis. Consultant further represents that an employee or subcontractor of the Consultant would, before they provide any services, be required to assign their rights to any methods or programs developed as a result of the performance of services under this Agreement to the Company.

                          SECTION 6. BEST EFFORT BASIS

         Consultant agrees that Consultant shall at all times faithfully and to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on Company's

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business  or  that  any  subsequent  financial   improvement  will  result  from
Consultant's efforts. Company understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Company's operating results.

                          SECTION 7. PLACE OF SERVICES

It is understood that the Consultant's services will be rendered largely at the office of the Consultant or such other places as may be required by the nature of the duties to be performed.

                          SECTION 8. COSTS AND EXPENSES

Consultant shall be responsible for obtaining prior approval for reasonable out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expense above one hundred ($100.00) dollars that Consultant may incur in performing Consulting Services under this Agreement from the Chief Financial Officer of the Company and submit approved expenses for reimbursement in a form acceptable to the Company. Company will book all travel and accommodations.

Consultant shall be responsible to compute and pay all applicable local, state, and federal taxes, and the Company shall not be responsible for such payments. Consultant shall be responsible for obtaining and maintaining all applicable insurance coverage to include but not be limited to Workmen's Compensation, personal liability, casualty, additional medical, and automobile coverage.

                       SECTION 9. STATUS OF THE CONSULTANT

Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered as the employee or agent of Company or otherwise represent or bind Company. For purposes of this Agreement, Consultant is an Independent Contractor and will not be considered an employee of the Company for any purpose. All final decisions with respect to acts of Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Company or such affiliates and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Company as a consequence of such actions or decisions. Further, the Consultant acknowledges and agrees that:

         A. The Consultant meets all required licensing and registration requirements of the business in which the Consultant will perform duties for the Company;

         B. The Consultant shall hold harmless and indemnify the Company against all claims, liabilities, expenses, losses, damages, or penalties incurred by the Consultant as a result of (a) the failure of the Consultant to perform any

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covenant required to be performed by Consultant under this Agreement, or (b) any accident, damage, death, or injury (physical or monetary) whatsoever arising from any occurrence in or upon the premises and resulting from the acts or
omissions  of  Consultant,  its  agents,   contractors,   employees,   servants,
licensees, or invitee's during the term of this Agreement; provided, however, that Consultant shall not be obligated to indemnify against liabilities, expenses, losses or penalties suffered in whole or in part as a result of the negligence of the Company, its agents, contractors, employees, servants, licensees, or invitee's.

                       SECTION 10. COVENANT NOT TO COMPETE

The Consultant agrees that he/she shall not, for a period of twelve (12) months following the date of the termination of this Agreement, within a radius of one hundred (100) miles in every direction from the location of any place of business of the Company, directly or indirectly engage in the same or similar business to that of the Company, or become interested in (which shall include but not be limited to becoming an employee, agent, owner, partner, shareholder, lender, or guarantor) any other business or venture which is the same or similar to that of the Company. The Consultant agrees that the remedy at law for any breach of any provision of this article shall be inadequate and that, in addition to any other remedies that the Company may have, the Company shall be entitled to injunctive relief without bond.

                         SECTION 11. GENERAL PROVISIONS

         A. HEADINGS. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or intent of this Agreement or any provision thereof. If a conflict exists between any heading and the text of this Agreement, the text shall control.

         B. GENDER. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

         C. AMENDMENT. This Agreement may be amended or modified at any time and in any manner but only by an instrument in writing executed by the parties hereto.

         D. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

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         E.  NOTICE.  Any notice  required  to be given  under the terms of this
Agreement shall be deemed to have been received when either hand-delivered or when mailed via certified or registered mail to:

           IF TO CONSULTANT:     Craig Grossman
                                 1444 Edwards Drive
                                 Point Roberts, Washington 98281

           IF TO COMPANY:        ESP
                                 1111 E. Tahquitz Canyon Way, Suite 110
                                 Palm Springs, California 92262

           IF TO PARENT:         ESP
                                 1111 E. Tahquitz Canyon Way, Suite 110
                                 Palm Springs, California 92262

         F. ENTIRE AGREEMENT. This instrument contains the entire Agreement between the parties hereto with respect to the transactions contemplated by the Agreement. All prior agreements and undertakings with respect thereto are hereby terminated and shall be of no force or effect. This Agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one (1) and the same instrument.

         G. EFFECT OF PARTIAL INVALIDITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal, or unenforceable provisions.

         H. GOVERNING LAW. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of California.

         I. ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorneys' fees and costs from the other party. The attorneys' fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorneys' fees and costs.

         J. TIME IS OF THE ESSENCE. Time is of the essence for each and every provision of this Agreement.

         K. MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and

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further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

         L. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

         M. NO PRESUMPTION. Should any provision of this Agreement require judicial interpretations, the court interpreting or consulting the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party, by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agents prepared the same, it being acknowledged that both parties have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the 20th day of December, 2006.

CONSULTANT:                                        COMPANY:




/s/ Craig Grossman                                  /s/ Lyle Watkins
-----------------------------------                -----------------------------
                                                        EVP



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                                    EXHIBIT A

Consultant, as an independent contractor, will use his best efforts to provide the following Services to the Company during the term of this Agreement:

         A. Conduct business on behalf of the Company as the Manager of Business Development.

         B. Establish and supervise the operation of the Company's branch offices in the State of Washington; and

         C. Refer purchasers of Company franchises to the Company for the sale of franchises in all territories where the Company is legally permitted to sell franchise.

         D. Refer purchasers of Company Certified Environmental Home Inspector Certification program.

         E. Provide verbal and written support for the development of processes, procedures, presentations and other marketing material; and for development of new programs and markets including associated marketing material as requested by the Company.


























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                                    EXHIBIT B

In consideration for the Services to be performed by Consultant for the Company and provided Consultant complies with standard procedures outlined by management of the Company for all business development managers the Company shall,

         A. pay to Consultant a fee in the amount of $6,000.00 per month of which $1,200.00 will be paid as W-2 earnings through the Company's contracted professional service company during the Term (as herein defined) of this Agreement,

         B. provide Consultant access to health insurance during the Term of this Agreement that is comparable to the health insurance policy made available to officers of the Company to a maximum value of $390.00 per month,

         C. pay Consultant a referral fee equal to 8% of all initial franchise fees collected by the Company in cash from franchisees referred to the Company by Consultant during the Term of this Agreement,

         D. pay Consultant a commission fee equal to $300.00 for each Certified Environmental Home Inspector fee fully collected by the Company from individuals or as part of a master franchise as referred to the Company by Consultant during the Term of this Agreement, provided Consultant complies with standard procedures outlined by management of the Company, and

         E. the Company will provide all sales leads for Certified Environmental Home Inspector to Consultant, this exclusivity will be terminated if the Consultant fails to be timely in contacting leads,

         F.       if  Company   discounts  the  Certified   Environmental   Home
                  Inspector fee the Consultants commission fee will not be reduced. Consultant has no approval to discount any fees.

         G. Company shall pay fees according to the following payment schedule:

                  a. W-2 earnings will be paid as per the Company's current payroll schedule; and
                  b. balance of monthly fee ($6,000.00 minus W-2 earnings) will be paid by the 10th day of the month following the receipt of Consultants invoice; and
                  c. commission fee will be paid on the 15th day of the month following Company's receipt of fully paid Certified Environmental Home Inspector fee.

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         H.       The Parent agrees to issue to Consultant  500,000  warrants to purchase 500,000 shares of the Parent's common stock at an exercise price of $0.75 per share and exercisable for a period of five years, subject to customary adjustments for stock splits, stock dividends and similar transactions within 30 days of execution of this Agreement.

         I. Each Party to this Agreement will bear its own expenses incurred in connection with this Agreement.






























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